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                                                                    EXHIBIT 23.1

              [Letterhead of PWC Deutsche Revision appears here]

To the Board of Directors of

IFCO Systems N.V.
Rivierstaete
Amsteldijk 166

1079 LH, Amsterdam                              July 14, 2000
                                                AFE/THA 80130386
The Netherlands


Consent of Independent Accountants

Dear Sirs,

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-4 (No. 333-12092) of IFCO Systems N.V. of our report dated April 26, 2000 relating to the financial statements of IFCO Systems N.V., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

Yours sincerely,

PwC Deutsche Revision
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

/s/ Price                            /s/ Hartmann